UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2018

Nature’s Best Brands, Inc.
(Exact name of registrant as specified in Charter)

Florida	001-37807	47-3170676
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020

Miami, FL 33172-3652

(Address of Principal Executive Offices)

+507-6501-8105

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, Suite 1100

New York, New York 10105

Phone: (646) 895-7152

Fax: (646) 895-7238

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.02. Unregistered Sales of Equity Securities

On August 20, 2018, the Company, its wholly-owned subsidiary Unisource Acquisition Corp. (“Acquisition Sub”), and Unisource Health, Inc., a Nevada corporation (“Unisource”), entered into an agreement and plan of merger (the “Acquisition Agreement”), pursuant to which Acquisition Sub will be merged with and into Unisource, and Unisource will become a wholly-owned subsidiary of the Company. Pursuant to Acquisition Agreement, the Company will issue to the six holders of Unisource’s common stock a total of 20,000,000 shares of the Company’s common stock. Based on the Company’s outstanding common stock as of the date of this report, upon completion of the acquisition, the former Unisource stockholders would own approximately 69% of the Company’s outstanding common stock. The closing of the acquisition is subject to the delivery by Unisource of audited financial statements. The issuance of the shares would be exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. All of Unisource’s stockholders are accredited investors.

Prior to the execution of the Acquisition Agreement, there was no relationship between the Company and Unisource and its stockholders, except that Lawrence Biggs, the chief executive officer and largest stockholder of Unisource, owns 251,319 shares of common stock, representing approximately 2.8% of the Company’s outstanding common stock. One other Unisource stockholder, Roberto Beteta Jr., owns 50,000 shares of common stock.

On December 14, 2016, the Company, through a subsidiary, acquired the assets of Rawkin Bliss LLC in exchange for the assumption by the Company of liabilities in the amount of $300,000, which may be settled by payment of cash or stock. Mr. Biggs and Mr. Beteta were members, and Mr. Biggs was manager, of Rawkin Bliss.

Following the completion of the acquisition, the present business of Unisource will become the Company’s principal business, and Lawrence Biggs, Jr., the chief executive officer of Unisource, will become the Company’s chief executive officer.

Unisource is the exclusive United States distributor of the RM-3A medical device, which is a powerful tool used by physicians in managing their patients’ health. FDA cleared and non-invasive, this medical device performs a range of tests covered and reimbursed by most insurance companies.

Item 7.01 Regulation FD Disclosure

On August 21, 2018, the Company issued a press release announcing the agreement to acquire Unisource.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

d.	Exhibits.

Exhibit No.	Description
2.1	Agreement and plan of merger, dated as of August 20, 2018, by and among the Company, Unisource Acquisition Corp., a wholly-owned subsidiary of the Company and Unisource Health, Inc
99.1	Press release issued August 21, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S BEST BRANDS, INC.

Date: August 24, 2018	By:	/s/ Natalia Lopera
Natalia Lopera
Chief Executive Officer

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